SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): July 28, 2004

                                PHOTOWORKS, INC.
             (Exact name of registrant as specified in its charter)

    Washington                         000-15338                  91-0964899 -
(State or other jurisdictio       (Commission File No.)      (IRS Employer
   of incorporation)                                        Identification No.)

                              1260 16th Avenue West
                            Seattle, Washington 98119
                     (Address of principal executive office)

                                 (206) 281-1390
               (Registrant's telephone number including area code)

Item 4. Changes In Registrant's Certifying Accountant

         On July 28, 2004, the Company's independent public accountants, Ernst & Young LLP ("E&Y"), notified the Company that the auditor-client relationship between the Company and E&Y would terminate upon the issuance of E&Y's auditors' report on the consolidated financial statements of the Company for the fiscal year ending September 25, 2004.

         E&Y's reports on the Company's consolidated financial statements for the years ended September 27, 2003 and September 28, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended September 27, 2003 and September 28, 2002 and through the date of this Form 8-K, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of E&Y's letter, dated August 4, 2004 stating its agreement with such statements.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  16. Letter from Ernst & Young LLP dated August 4, 2004.

                                                         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              PHOTOWORKS, INC.


Date:    August 4, 2004            By:  /S/
                                      Philippe Sanchez
                                      President


  EXHIBIT 16 TO FORM 8-K



  August 4, 2004



  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, DC 20549


  Gentlemen:

  We have read Item 4 of Form 8-K dated August 4, 2004, of PhotoWorks, Inc., and are in agreement with the statements contained in paragraphs 1, 2, and 3 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                        /s/ Ernst & Young LLP